Exhibit 10.6

STAG INDUSTRIAL, INC.

SECOND AMENDMENT TO THE

2011 EQUITY INCENTIVE PLAN

The STAG Industrial, Inc. 2011 Equity Incentive Plan, as amended (the “Plan”), is hereby amended as follows:

1.	The second paragraph of Section 3(b) of the Plan is hereby amended by deleting clause (vi) thereof and replacing it with the following provision:

“(vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award; provided, however, that except as provided in Section 7(c), such action shall not cause an option or stock appreciation right to be fully exercisable before the third anniversary of the date on which such Award was granted;”

2.	The first paragraph of Section 4 is amended by adding the following sentences at the end thereof:

“If (i) any option granted under the Plan is exercised through the tendering of shares of Common Stock (either actually or by attestation) or by the withholding of shares of Common Stock issuable upon exercise of the option or (ii) withholding tax liabilities related to an option or stock appreciation right are satisfied by the tendering of shares of Common Stock (either actually or by attestation) or the withholding of shares of Common Stock issuable upon exercise of the option or stock appreciation right, then the number of shares of Common Stock tendered or withheld shall not be available for the grant of other Awards under this Plan.  If shares of Common Stock are issued in settlement of a stock appreciation right, the number of shares of Common Stock available for the grant of other Awards under this Plan shall be reduced by the number of shares of Common Stock for which the stock appreciation right was exercised rather than the number of shares of Common Stock issued in settlement of the stock appreciation right.”

3.	Section 6(a) is amended by adding the following sentence at the end thereof:

“Except as provided in Section 7(c), no option shall be fully exercisable before the third anniversary of the date on which the option was granted.”

4.	Section 6(b) is amended by adding the following sentence as the fifth sentence thereof:

“Except as provided in Section 7(c), no SAR shall be fully exercisable before the third anniversary of the date on which the SAR was granted.”

Except as amended above, the Plan shall remain in full force and effect.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan.

IN WITNESS WHEREOF, STAG Industrial, Inc. has executed this Second Amendment to the 2011 Equity Incentive Plan as of this 20th day of February, 2015.

STAG INDUSTRIAL, INC.

By:	/s/ Jeffrey M. Sullivan
Name: Jeffrey M. Sullivan
Title: Executive Vice President,
General Counsel and Secretary